Exhibit 99.1

Runway Growth Credit Fund Provides First Quarter 2021 Portfolio Update

– $53.3 Million in Funded Loans

– Total Loan and Investment Originations Since Inception Grows To $922.7 Million and $822.8 million in Funded Investments

WOODSIDE, CA, April 14, 2021—Runway Growth Credit Fund Inc. (the “Fund” or “Runway Growth”), a leading provider of growth loans to both venture and non-venture backed companies seeking an alternative to raising equity, provided an operational and portfolio update for the first quarter ended March 31, 2021.

“Investment activity continued at pace during the first quarter. We completed $53.3 million in loans to and other investments in new and existing portfolio companies during the first quarter. We are seeing strong interest in our life sciences vertical and demand for growth loans in the technology sector is increasing,” said Runway Growth CEO, David Spreng. “In a year challenged by economic uncertainty, market volatility, and financial hardship, we are pleased with the level of investment activity during the first quarter and our continuing support of entrepreneurs and sponsors. We continue to diversify and, during the first quarter, we expanded our portfolio with $546.6 million in loan principal outstanding to 22 companies across multiple technology and life sciences sectors in North America and the United Kingdom."

Originations

Runway Growth funded seven loans during the first quarter ended March 31, 2021, including two investments in new portfolio companies and five follow-on investments in existing portfolio companies, as follows:

●	$25 million senior secured term loan commitment to Allurion Technologies, Inc. (“Allurion”), $15 million of which was funded at close. Founded in 2009, Allurion is a medical device company that has developed and sells an intragastric balloon and 360-degree weight loss platform: the Elipse® Program;

●	$20 million senior secured term loan commitment to Bombora, Inc. (“Bombora”), the entirety of which was funded at close. Founded in 2014 and based in New York, NY, Bombora is a marketing technology and data company that aggregates and provides purchase intent data to B2B (business to business) marketers. Bombora has created a data co-operative with 4,300+ publishers to aggregate proprietary audience data;

●	$15 million additional funding to existing portfolio company Vero Biotech LLC; and

●	$3.3 million advance to four existing portfolio companies.

Liquidity Events

During the first quarter ended March 31, 2021, Runway Growth experienced the following partial liquidity events totaling $15.5 million, including:

●	In March, 3DNA Corp. d/b/a NationBuilder prepaid its outstanding principal balance of $8.1 million including interest and fees; and

●	In March, in conjunction with the Ouster, Inc. (“Ouster”) merger into special purpose acquisition company, Colonnade Acquisition Corp. (NYSE: OUST), the Fund exercised its warrant in Ouster and received approximately 1.2 million shares of OUST common stock. During the quarter, Ouster repaid its outstanding principal balance of $7.4 million including interest and fees.

Further reflecting on the first quarter, Spreng added: “We are gradually seeing a return to normalcy in our markets. We expect loan demand to continue to grow throughout the year. During 2021, we expect that the Fund’s loan commitments originated since beginning operations in December 2016 will continue to increase. We are actively seeking new investment opportunities and are engaging with entrepreneurs and sponsors to deliver new capital to support growth and help them achieve their goals.”

About Runway Growth Capital LLC and Runway Growth Credit Fund, Inc.

Runway Growth Capital LLC is the investment advisor to Runway Growth Credit Fund Inc., a provider of growth loans to companies seeking an alternative to raising equity. Led by industry veteran David Spreng, the Fund provides senior term loans of $10 million to $50 million to fast-growing companies primarily based in the United States and Canada. The Fund is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. For more on the Fund and its manager, Runway Growth Capital LLC, please visit our website at www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Thomas B. Raterman, Chief Financial Officer, tr@runwaygrowth.com

Jay Kolbe, Partner, Impact Partners jay@Impactpartnerspr.com